As filed with the Securities and Exchange Commission on November 15, 2002
Registration No. 333-73427

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	62-1051971
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One James Center
901 East Cary Street
Richmond, Virginia 23219
(Address, including zip code, of registrant’s Principal Executive Offices)

CSX Corporation Employees’ Stock Purchase and Dividend
Reinvestment Plan (5% Plan)
(Full title of the plan)

Stephen R. Larson, Esq.
Vice President-General Counsel
and Corporate Secretary
CSX Corporation
One James Center
901 East Cary Street
Richmond, Virginia 23219
(804) 783-1400
(Name, address and telephone number, including area code, of agent for service)

Pursuant to Registration Statement No. 333-73427 on Form S-8, CSX Corporation, a Virginia corporation (the “Company”), registered 1,000,000 shares of the Company’s Common Stock, par value $1.00 per share (including the related rights to purchase the Company’s Series B Preferred Stock “Plan Common Stock”), to be offered and sold pursuant to the CSX Corporation Employees’ Stock Purchase and Dividend Reinvestment Plan (the “Plan”).

The Company hereby de-registers all unsold shares of Plan Common Stock.

Item 8.    Exhibits

Exhibit	Description

24.1	Power of Attorney of Certain Officers and Directors of CSX Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 15, 2002.

CSX CORPORATION

By:	/s/ DAVID A. BOOR
David A. Boor Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities indicated on November 15, 2002.

Signature	Title

/s/ JOHN W. SNOW* John W. Snow	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL J. WARD* Michael J. Ward	President and Director

/s/ PAUL R. GOODWIN* Paul R. Goodwin	Vice Chairman and Chief Financial Officer (Principal Financial Officer)

/s/ CAROLYN T. SIZEMORE* Carolyn T. Sizemore	Vice President and Controller (Principal Accounting Officer)

/s/ ELIZABETH E. BAILEY* Elizabeth E. Bailey	Director

/s/ ROBERT L. BURRUS, JR.* Robert L. Burrus, Jr.	Director

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/s/ BRUCE C. GOTTWALD* Bruce C. Gottwald	Director

/s/ JOHN R. HALL* John R. Hall	Director

/s/ EDWARD J. KELLY, III* Edward J. Kelly, III	Director

/s/ ROBERT D. KUNISCH* Robert D. Kunisch	Director

/s/ JAMES W. MCGLOTHLIN* James W. McGlothlin	Director

/s/ SOUTHWOOD J. MORCOTT* Southwood J. Morcott	Director

/s/ CHARLES E. RICE* Charles E. Rice	Director

/s/ WILLIAM C. RICHARDSON* William C. Richardson	Director

/s/ FRANK S. ROYAL* Frank S. Royal	Director

By:	/s/ DAVID A. BOOR
David A. Boor Attorney-in-Fact

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EXHIBIT LIST

Exhibit	Description

24.1	Powerof Attorney of Certain Officers and Directors of CSX Corporation

5